Filed pursuant to Rule 424(b)(4)
Registration Statement No. 333-136704
(Supplementing the Prospectus Supplements, each
dated March 12, 2007, filed with the Commission
on March 12, 2007 and March 14, 2007 pursuant to
Rules 424(b)(3) and Rule 424(b)(5), respectively)

Explanatory Note: The purpose of this prospectus supplement is to correct the name of an underwriter in the Underwriter Table appearing on page S-15 of the prospectus supplement filed by CIGNA Corporation on March 14, 2007 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

CIGNA Corporation

The name “Lazard Capital Markets LLC” is hereby inserted in place of the name “Mitsubishi UFJ Securities International plc” on the Underwriter Table appearing on p. S-15 of the prospectus supplement filed by CIGNA Corporation on March 14, 2007 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.